UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities

Exchange Act of 1934 (Amendment No.   )

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Definitive Proxy Statement

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FLORIDA PUBLIC UTILITIES COMPANY

(Name of Registrant as Specified In Its Charter)

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FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2009

April 6, 2009

To the Common Shareholders of

FLORIDA PUBLIC UTILITIES COMPANY:

Notice is hereby given that the Annual Meeting of Shareholders of Florida Public Utilities Company will be held at our corporate headquarters, 401 South Dixie Highway, West Palm Beach, Florida 33401, on Tuesday, May 12, 2009, at 11:00 A.M., local time, for the following purposes:

1.

Election of two directors to serve for a term expiring in 2012;

2.

To approve an amendment to the Company’s Dividend Reinvestment Plan to increase the number of shares of common stock available under this plan by 100,000 shares;

3.

To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2009;

4.

To consider a shareholder proposal that may be presented at the meeting; and

5.

To transact such other business as may properly come before the meeting and all adjournments thereof.

Further information regarding the business to be transacted at the meeting is described in the accompanying Proxy Statement.

Only the holders of record of common stock at the close of business on March 20, 2009 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Whether or not you plan to attend the meeting, you are respectfully requested to read the accompanying Proxy Statement and then date, sign and return the enclosed proxy.   A list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder at our corporate headquarters for the ten days prior to the annual meeting and at the meeting.

By order of the Board of Directors,

George Bachman

Secretary

FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2009

---------------------

The accompanying proxy is solicited on behalf of the Board of Directors of Florida Public Utilities Company (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, May 12, 2009, and at any adjournment or postponement thereof.  A shareholder who gives a proxy retains the right to revoke it any time before it is voted.  A shareholder may revoke a proxy by sending in another signed proxy with a later date, notifying our Secretary in writing of revocation of the proxy or voting in person at the meeting.  A proxy when given and not so revoked will be voted.  This proxy statement and the accompanying proxy are being mailed to shareholders commencing on or about April 6, 2009.

The cost of soliciting proxies is to be borne by the Company.  The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees, their expenses for sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or facsimile by certain of the Company's directors or employees without additional compensation.

IMPORTANT INFORMATION ABOUT PROXY MATERIAL AVAILABILITY

A copy of our proxy materials, including this proxy statement and our annual report to shareholders, can be found on our website at www.FPUC.com.

STOCK OUTSTANDING AND VOTING RIGHTS

As of March 20, 2009, the record date for the determination of shareholders entitled to vote at the meeting, the Company had outstanding 6,116,505 shares of common stock, $1.50 par value per share, the only class of stock of the Company outstanding and entitled to vote at the meeting. The holders of common stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting.  Only shareholders of record at the close of business on March 20, 2009, the record date, will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.  Assuming a quorum is present, either in person or by proxy, a plurality of the votes cast is required for election of the director nominees and a majority of the shares present in person or by proxy at the meeting is required for approval of the amendment of the Dividend Reinvestment Plan to increase the number of shares available under the Plan, approval of the shareholder proposal, and approval of the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2009.  Any shares of common stock that are not voted at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of the directors.  Shares present at the meeting but not voted by abstention, broker non-vote or otherwise with respect to any of the other proposals will effectively be votes against such proposal.  A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have authority to do so.

BUSINESS OF THE MEETING

Proposal 1:

Election of Directors

To be elected for term ending in 2012

The Board of Directors currently consists of six members organized into three classes, with each director elected to serve for a three-year term.  There are presently two directors in Class I (term expiring in 2009), two directors in Class II (term expiring at the 2010 annual meeting) and two directors in Class III (term expiring at the 2011 annual meeting).

Two Class I directors will be elected at our 2009 annual meeting to serve for a three-year term expiring at our annual meeting in the year 2012.  The Nominating and Corporate Governance Committee has nominated Mrs. Ellen Terry Benoit and Mr. John T. English for re-election at the meeting.    Mrs. Benoit and Mr. English are currently serving as Class I directors, previously having been elected at the 2006 annual meeting.  Mrs. Benoit and Mr. English have consented to serve for a new term.  If Mrs. Benoit and Mr. English are elected as directors, they will continue in office until their successors have been elected and qualified or their earlier resignation or removal.

Shareholders may vote for not more than two director nominees.  The shares represented by proxies which are executed and returned will be voted at the Annual Meeting for the election of Mrs. Benoit and Mr. English as directors, unless authority to vote for one or both nominees is expressly withheld.  If you sign and return the proxy card without giving any direction, the persons named in the proxy card will vote the proxy representing your shares “FOR” the election of Mrs. Benoit and Mr. English.

Should a nominee become unavailable to serve for any reason (which is not anticipated), the proxies (except for those marked to the contrary) will be voted for such other person as may be selected by the Board of Directors of the Company.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

The following sets out certain information about the nominees for election and the continuing directors of the Company:

Age	First Became a Director

CLASS I DIRECTOR NOMINEES

TO CONTINUE IN OFFICE UNTIL 2012

Ellen Terry Benoit (3)

  Investor

  Palm Beach, Florida

John T. English

  Chairman of the Board since 2006

  President and Chief Executive Officer of the Company since 1998;

  President since 1997

CLASS II DIRECTORS

TO CONTINUE IN OFFICE UNTIL 2010

Richard C. Hitchins (1)(2)

  President of R.C. Hitchins & Co., P.A., a CPA firm, since 1983

  President of R.C. Hitchins Financial Services, Inc. a full service

  Financial planning and investment firm, since 1996

  West Palm Beach,, Florida

Troy W. Maschmeyer (2)(3)

  President and Chief Executive Officer of Maschmeyer Concrete Co.

  A concrete and steel provider, since 1985

  Lake Park, Florida

CLASS III DIRECTORS

TO CONTINUE IN OFFICE UNTIL 2011

Paul L. Maddock, Jr. (1)(2)

  President of The Maddock Companies, a real estate holding &

  investment firm, since 1986

  Palm Beach, Florida

  Also serves on board of Lydian Bank & Trust, Palm Beach, Florida

Dennis S. Hudson III (1)

  Chairman, since 2005 and Chief Executive Officer, since 1998 of

  Seacoast Banking Corp. of Florida,

  a publicly traded bank  holding company formed in 1983

  Stuart, Florida

(1)

Member of Audit Committee

(2)

Member of Compensation Committee

(3)

Member of Nominating and Corporate Governance Committee

57 65 63 53 59 53	2001 1994 1995 2005 1998 2005

The Board of Directors recommends a vote “FOR”

the election of Mrs. Benoit and Mr. English as directors.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Company’s Board of Directors currently consists of six directors.  The Board of Directors has affirmatively determined that, in its judgment, each director, other than Mr. English, meets all applicable independence standards established by the NYSE Amex.  Specifically, the Board considered Mrs. Benoit’s beneficial ownership of our common stock and concluded that, consistent with NYSE Amex rules and commentary, stock ownership should not be a bar to a determination of her independence.

There are no special arrangements or understandings between any director and any other person pursuant to which any director was elected or is serving.  There are no family relationships between or among any of our directors and executive officers.

During 2008 the Board of Directors met fourteen times.  The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  All of the directors attended at least 97% of the meetings of the Board of Directors and the committees on which they served during 2008.  Board members are encouraged, but not required, to attend the annual shareholders meeting.  Two members of the Board attended the 2008 annual shareholders meeting.

Corporate Governance and Communications with Shareholders

Our Board of Directors has adopted and maintains corporate governance guidelines.  The Board also has adopted a code of ethics that applies to all of our employees and our directors.  The code of ethics is posted on our website at www.FPUC.com.  The Company intends to disclose future amendments to the code of ethics, as well as any waivers thereof, on the Company’s website to the extent permissible by the rules of the Securities and Exchange Commission and the NYSE Amex.  Copies of the corporate governance guidelines and the code of ethics are available in print at no charge to any shareholder who requests them by writing to the Corporate Secretary, 401 South Dixie Highway, West Palm Beach, Florida 33401.

Consistent with our corporate governance guidelines, interested parties, including shareholders, wishing to make their concerns known to the Board of Directors may communicate directly with the non-management members of the Board of Directors by sending written correspondence by mail to Board of Directors, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.  Any written correspondence intended only for the non-management directors should be clearly marked as such.

Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors.  The functions of the Audit Committee are:  (1) to be responsible for the selection, retention and termination of the Company's independent registered public accounting firm; (2) to approve in advance the types of professional services for which the Company would retain the independent registered public accounting firm and consider whether any such service would impair their independence; (3) to review the overall scope of the annual audit and the quarterly reviews, the financial statements and audit results and the independent registered public accounting firm’s constructive service comments to management;  (4)  to meet as needed with the internal audit firm and review the audit work performed and their recommendations; and (5) to provide any additional function it deems necessary in connection with the internal accounting and financial reporting practices of the Company.  Our Audit Committee is also responsible for approving any related party transactions.  Richard C. Hitchins, Chairman of the Audit Committee, is the Audit Committee’s “financial expert,” as that term is defined in applicable SEC rules.   Other members of the Committee in 2008 were Paul L. Maddock, Jr. and Dennis S. Hudson III.  During 2008, the Audit Committee met four times.

Compensation Committee

The functions of the Compensation Committee are: (1) to develop an executive compensation policy and make recommendations with regard to Board of Director compensation; (2) to review and recommend to the Board of Directors adjustments to the salaries of executive officers and the annual adjustment to the compensation of all employees; and (3) to perform such related duties as may be requested by the Board.   The Committee operates under a written charter.  During 2008, the Compensation Committee met three times.  The Committee was chaired by Paul L. Maddock, Jr.  Other members of the Committee were Richard C. Hitchins and Troy W. Maschmeyer, Jr.

Nominating and Corporate Governance Committee

The Company has a Nominating and Corporate Governance Committee which has a written charter.  The functions of the Nominating and Corporate Governance Committee are to ensure an effective process for overseeing corporate governance matters and to recommend nominees for the Board of Directors.  The Committee determines the particular characteristics needed in a Board nominee based on the needs of the Board at a particular point in time. As needed, the Committee will seek to identify and recruit the best available candidates.  The following characteristics are minimum qualifications for service on the Board of Directors:  demonstrated ability to exercise sound business judgment, strong personal and professional reputation and relevant business or professional experience.

In addition to considering nominees recommended by current Board members and management, the Nominating and Corporate Governance Committee will consider director nominees suggested by shareholders.  If a shareholder would like to suggest a person for consideration by the Committee, the shareholder must submit the following information to the Company’s Secretary, 401 South Dixie Highway, West Palm Beach, FL 33401:  shareholder’s name, number of shares owned, length of period held and proof of ownership; name, age and address of nominee; nominee’s detailed resume; description of any arrangements or understandings between the shareholder and the nominee; and a signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.  Shareholders may submit potential director nominees at any time pursuant to these procedures.  The Committee will consider such candidates in connection with annual elections of directors, filling director vacancies, if any, and at other times deemed appropriate by the Committee.  If a shareholder seeks to nominate a candidate for director for election at the 2010 annual meeting of shareholders, the shareholder must follow the procedures described under “Shareholder Proposals for 2010 Annual Meeting,” below.   The Nominating and Corporate Governance Committee was chaired by Ellen Terry Benoit in 2008.  Troy W. Maschmeyer, Jr. also served on the Committee in 2008.  During 2008, the Nominating and Corporate Governance Committee met once.

The Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee charters are available on our website, www.FPUC.com under the caption “Investor Information.”  A copy of any of these charters is also available in print at no charge to any shareholder who requests the charter by writing to the Corporate Secretary, 401 South Dixie Highway, West Palm Beach, Florida 33401.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Richard C Hitchins	28,000	8,996*(1)	36,996
Paul L Maddock, Jr.	26,500	8,996*(2)	35,496
Ellen T Benoit	19,000	8,996*(3)	27,996
Troy W Maschmeyer, Jr.	20,000	8,996*(4)	28,996
Dennis S Hudson III	21,000	8,996*(5)	29,996

* Represents the full value of 833 shares of common stock, based on the market price of $10.80 per share on the grant date of May 13, 2008.

(1)  At December 31, 2008, Richard C. Hitchins held an aggregate 4,954 shares of common stock awards.

(2)  At December 31, 2008, Paul L. Maddock, Jr. held an aggregate 4,654 shares of common stock awards.

(3)  At December 31, 2008, Ellen T. Benoit held an aggregate 3,833 shares of common stock awards.

(4)  At December 31, 2008, Troy W. Maschmeyer, Jr. held an aggregate 2,061 shares of common stock awards.

(5)  At December 31, 2008, Dennis S. Hudson III held an aggregate 2,061 shares of common stock awards.

In 2008, each director who was not also an employee of the Company received an annual retainer of $17,000. In addition, the director who served as the Chairman of the Nominating and Corporate Governance Committee was paid an annual retainer of $1,000, the Chairman of the Compensation Committee was paid an annual retainer of $1,500 and the Chairman of the Audit Committee was paid an annual retainer of $3,000.  Directors were also paid $1,000 for attendance at each meeting of the Board of Directors of the Company or Flo-Gas Corporation, our wholly owned subsidiary ($1,000 total for both meetings if held on the same day) and per meeting fees of $1,000 for participation in each committee meeting plus reasonable expenses.  The director who is an employee of the Company received no additional compensation for attending board meetings.

In 2009, each director who is not also an employee of the Company will receive an annual retainer of $18,000.  The Chairmen of the Audit, Compensation, and Nominating and Corporate Governance Committees will be paid additional annual retainers of $3,000, $1,500 and $1,000, respectively, all of which remain unchanged.  Directors will also be paid $1,000 for attendance at each meeting of the Board of Directors of the Company or Flo-Gas Corporation, our wholly owned subsidiary ($1,000 total for both meetings if held on the same day) and per meeting fees of $1,000 for participation in each committee meeting plus reasonable expenses.  The director who is an employee of the Company will receive no additional compensation for attending board meetings.

Pursuant to the Company’s Non-Employee Director Compensation Plan, the Company pays to each non-employee director a portion of the annual retainer fee in shares of the Company’s common stock at the discretion of the Board of Directors.  There are currently five non-employee directors eligible to participate in the Plan.  The maximum number of shares of common stock authorized for issuance under the Plan is 25,000.  In 2008, an aggregate 4,165 shares of common stock were issued to directors under the Plan.  As of December 31, 2008, there were 13,399 shares remaining in the Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission initial reports of   beneficial ownership of the Company's common stock and reports of changes in such beneficial ownership.  Such persons are also required by SEC regulations to furnish the Company with copies of such reports.   To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the fiscal year ending December 31, 2008, no director, executive officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a), except each of the non-employee directors reported one transaction (option grant) late in 2008 and one executive officer filed a late report in 2008 concerning one transaction.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee establishes and administers the Company's executive compensation program to support the long-term success of the Company.  The objectives of the program are to attract and retain high caliber executives, to motivate and reward executives for their performance, and to align the interests of executives with those of the Company's shareholders.  The Committee has set a goal of total pay around the median level of the salaries of comparable utility companies.  To ensure that Board of Directors’ objectives are being met, total compensation is organized between base salary and incentive compensation.  The Committee established that eighty percent of total compensation be paid as base salary.  Twenty percent of total compensation is paid to management only upon achieving performance goals established by the Compensation Committee and approved by the Board of Directors.  The result is a total compensation opportunity significantly dependent upon the Company’s performance. The Committee believes this combination adequately balances all of the objectives for management and is in the best interest of shareholders.

Each element of the cash compensation is determined by the following structure:

Base Salary

Base salary is reviewed and established annually.  The Committee’s objective is to align the base salary ranges to reflect competitive job market conditions for similarly situated utilities in terms of sales, employees and related factors.  The Committee collects and reviews publicly available information about the salaries paid by similarly situated public utilities using the analysis of an outside consultant, a retired executive of the Company.  Adjustments to base salaries are made based on job performance and in relationship to the salaries of the comparable companies.  The Committee’s philosophy generally is to provide a base salary that is at the mid-point of the applicable salary range, particularly in light of the Company’s decision to operate with a minimal number of executive officers by assigning each executive officer multiple functions.

Annual Incentive Compensation

The performance objectives tied to the 20% portion of total possible compensation are based on Company performance, usually in the areas of earnings, financial return calculations, customer growth, customer satisfaction levels, and safety performance.  An executive may earn all or part of their incentive compensation depending on completion of the performance objectives as determined by the Committee, typically after the end of the fiscal year.

The compensation recommendations of the Committee for the executives are reviewed and approved by the full Board of Directors, except that the Chief Executive Officer does not participate in the review or vote on the approval of executive officer compensation.

The Company's executive compensation program does not contain non-cash incentive components such as stock options, excess pension awards or long-term incentive plans.  All executives are covered by the Company's non-contributory defined benefit pension plan and are eligible to participate in the Company's employee stock purchase plan according to terms and conditions applicable to all employees.  To date, the Company has not provided a match for the 401(k) plan for executives.

For 2008, the Compensation Committee followed past practice by reviewing publicly available salary information from other public utilities with the assistance of an outside accounting consultant.  Using a peer group of small electric, gas and combination regulated utility sector companies including Chesapeake Utilities, Delta Natural Gas, Maine & Maritimes Corporation, RGC Resources and Unitil, the Committee worked with an outside accountant to generate a report on the salary levels for comparable officers at those companies.  Based on this data, the Committee found that the mid-point of the salary ranges for the comparable officer positions was somewhat higher than current compensation levels for the Company's executives and, therefore, increased 2008 salaries for the Company’s executive officers.

The 2008 total possible salary (including the possible 20% incentive portion) for each of the CEO, COO and CFO was $316,969, $232,875 and $213,469, respectively.  In 2008, 64.5% of the performance objectives were achieved for the incentive portion of compensation.  Accordingly, the executives were each paid 64.5% of their available incentive compensation.  The CEO’s total possible compensation was $316,969, of which $294,432 was actually earned.  The Committee believes that the total compensation paid in 2008 to Messrs. English, Bachman and Stein was appropriate in light of the results achieved by the Company under their leadership.

The Committee will continue to take appropriate steps in future years to reasonably raise salaries to the peer mid-point.  The Committee adjusted salaries for the executives in late 2008 for 2009.  The Committee has established Company performance goals which must be attained in 2009 in order for the executives to earn the incentive portion of their compensation for 2009.  These goals are based upon share performance, financial return calculations, customer growth, customer satisfaction levels and safety performance.

Compensation Committee Report

The Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with Company management.  Based upon this review and discussion, the Committee recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Date:  March 9, 2009

Paul L. Maddock, Jr., Chairman

Richard C. Hitchins

Troy W. Maschmeyer, Jr.

Summary Compensation Table

The following table summarizes the annual compensation paid to the Company’s chief executive officer and each other executive officer (the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1) ($)	Total ($)

John T. English Chairman of the Board, President and Chief Executive Officer	2008 2007 2006	253,575 245,000 230,000	40,857 39,292 38,640	60,962 42,458 53,853	355,394 326,750 322,493
George M. Bachman Chief Financial Officer, Secretary and Treasurer	2008 2007 2006	170,775 165,000 155,000	27,516 26,462 26,040	110,615 51,492 59,770	308,906 242,954 240,810
Charles L. Stein Senior Vice President and Chief Operating Officer	2008 2007 2006	186,300 180,000 170,000	30,018 28,868 28,560	219,580 148,623 121,653	435,898 357,491 320,213

The Company did not have a stock option or long-term incentive plan for 2007 or 2008.

(1) The aggregate change in the actuarial present value of each officer’s accumulated benefit under all defined benefit and actuarial pension plans.  No portion is due to preferential earnings on compensation that is deferred on a basis that is not tax-qualified.

Employment Agreements

On August 21, 2008, the Company entered into new employment agreements with each of the named executive officers.  Previous employment agreements were in effect March 31, 2006 and set to expire March 30, 2009.  The term of the new employment agreements end on August 21, 2011.

The new agreements, approved by the Compensation Committee at its August 20, 2008 meeting, provide for an annual base salary for the named executive officer which salary may be adjusted upward from time to time as the Compensation Committee may determine, but may not be decreased without the executive’s consent.  The initial annual base salary for each of these officers was $253,575 for Mr. English; $186,300 for Mr. Stein; and $170,775 for Mr. Bachman.  The agreements provide for the remainder of the executive’s compensation under the Company’s incentive compensation plan, which provides for a payment of up to 20% of the executive’s total eligible compensation if certain performance criteria are achieved.  The agreement may be terminated by the named executive officer on 30 days’ notice for any reason.  If the agreement is terminated by the Company without good cause or upon a change of control, or by the executive for good reason, then the Company must make a lump sum severance payment to the executive of three times the executive’s then current compensation along with a lump sum payment for outstanding vacation time, plus the actuarial equivalent of 36 months of defined benefits, plus any value of using an unreduced retirement factor for calculating the defined benefit.  The agreement also provides for continuation of all other benefits, such as medical insurance, for three years after termination.

The agreements include gross-up payment provisions to protect the executive from payment of certain excise taxes imposed under the Internal Revenue Code upon a lump sum payment as contemplated by the agreements.

A “change of control” is defined to include a merger; a change in the composition of the Board of Directors such that less than a majority are current directors or directors recommended by at least a majority of the current board; a sale of all or substantially all of the assets of the Company; a shareholder-approved plan of liquidation or dissolution; and acquisition by any person or group of 20 percent or more of the voting securities of the Company.  “Good reason” will exist if the executive’s authority or responsibilities are materially reduced without his consent (and in the case of Mr. English, the failure of the stockholders to re-elect him as a director or his removal as a director) or, in the event of a change of control, a change in location of the Company’s executive offices of more than 100 miles from West Palm Beach.  The agreements include indemnification provisions requiring the Company to indemnify the executive to the fullest extent permitted by the Company’s governing documents.

Retirement Plan

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John T English	Employee’s Pension Plan of Florida Public Utilities	35	1,763,442	0
George M Bachman	Employee’s Pension Plan of Florida Public Utilities	24	540,347	0
Charles L Stein	Employee’s Pension Plan of Florida Public Utilities	29	1,323,973	0

The Company maintains a defined benefit pension plan for substantially all employees hired prior to January 1, 2005, or a later date in 2005 or 2006, depending upon collective bargaining agreements.  Plan benefits are based on an employee’s years of credited service and average Plan compensation during his highest 3 consecutive years in his last 10 years of service.  The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and year-of-service classifications.

Average Final
Compensation during the
Member's Highest 3 of
the Last 10 Years	Estimated Annual Retirement Benefit at Age 65 in 2009 of a
of Credited Service	Plan Member for Representative Years of Service

	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 20,000	4,500	6,000	7,500	9,000	10,500	12,000
40,000	9,000	12,000	15,000	18,000	21,000	24,000
60,000	13,600	18,100	22,700	27,200	31,700	36,300
80,000	21,000	27,900	34,900	41,900	48,900	55,900
100,000	28,300	37,700	47,200	56,600	66,000	75,500
120,000	35,700	47,500	59,400	71,300	83,200	95,100
140,000	43,000	57,300	71,700	86,000	100,300	114,700
160,000	50,400	67,100	83,900	100,700	117,500	134,300
180,000	57,700	76,900	96,200	115,400	134,600	153,900
200,000	65,100	86,700	108,400	130,100	151,800	173,500
220,000	72,400	96,500	120,700	144,800	168,900	193,100
240,000	79,800	106,300	132,900	159,500	186,100	212,700
245,000	81,600	108,800	136,000	163,200	190,400	217,600

Compensation under the Plan is the regular salary paid to an employee for service rendered to the Corporation, including commissions but excluding any bonuses and pay for overtime or special pay.  Mr. Bachman, Mr. English, and Mr. Stein have completed 24, 35 and 29 years of credited service, respectively, in the Plan.

The benefits shown in the above table are straight-life annuity amounts for a plan member retiring at age 65 in 2009 with the indicated years of service.  They are not subject to any deduction for Social Security or other offset amounts.  The benefit formula is dependent in part on each employee’s Social Security Covered Compensation, which varies by year of birth and is an average of Social Security taxable wage bases.

The normal retirement date is the first day of the month that falls on or follows the date on the employee reaches age 65, or the fifth anniversary of participation in the Plan, if later than age 65.  At that time the annual benefit, payable monthly, is computed as follows:

1.50% of the Average Final Compensation multiplied by the years of Credited Service, plus

0.95% of the Average Final Compensation that is in excess of the amount of Covered Compensation multiplied by the years of Credited Service.

An employee may retire before the normal retirement date if they have reached age 55 and completed 10 years of Credited Service. The benefit will be actuarially reduced to reflect the longer period of time that the employee will be receiving the benefits than if the payments had started at normal retirement age.  However, if the employee has 30 years of Credited Service, there is only a reduction if the employee collects benefits before age 60.

Currently, Mr. English is eligible for normal retirement and Mr. Stein is eligible for early retirement benefits under the Plan.  Mr. English would receive the entire amount of benefit without reduction, since he has over 30 years of Credited Service.   Mr. Stein would receive a reduction of 30% from the calculated benefit since he has less than 30 years of Credited Service; however, in 2009 upon reaching 30 years of service, Mr. Stein would receive no reduction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Board of Directors’ Compensation Committee are Paul L. Maddock, Jr., Richard C. Hitchins and Troy W. Maschmeyer, Jr.  None of the members of the Compensation Committee is a current or former officer or employee of the Company or its subsidiary, or has any relationship requiring disclosure under Item 404 of Regulation S-K.  In addition, no executive officer or director of the Company serves on the board of directors or compensation committee of another company where an executive officer or director of the other company also serves on the Board of Directors or Compensation Committee of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following chart sets forth those persons known to the Company to be the beneficial owners of more than five percent of the Company's common stock and of the Company’s directors and named executive officers based on 6,116,505 shares issued and outstanding as of March 15, 2009.  Except as otherwise provided, stock ownership is as of March 15, 2009, the address of each person listed is 401 South Dixie Highway, West Palm Beach, Florida 33401, and each person has the sole power to vote and transfer his or her shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Gabelli Funds Inc. et al	766,372 Direct (1)	12.53%
One Corporate Center

   Rye, New York 10580-1434

 Energy West, Inc.

    1 First Avenue South

    Great Falls, MT  59401

Ellen Terry Benoit

Paul L. Maddock, Jr.

Richard C. Hitchins

Troy W. Maschmeyer, Jr.

Dennis S. Hudson III

John T. English

Charles L. Stein

George M. Bachman

All directors and officers as a group     (8) persons

	318,286 Direct (2) 220,411 Direct 41,561 Direct 7,788 Direct 2,463 Direct 2,061 Direct 31,014 Direct 23,912 Direct 15,353 Direct 344,563	5.20% 3.60% Less than 1% Less than 1% Less than 1% Less than 1% Less than 1% Less than 1% Less than 1% 5.63%

(1)

As reported on Schedule 13D by GAMCO Investors, Inc. and its affiliates as filed on March 10, 2009.

(2)

As reported on Schedule 13D by Energy West, Inc. as filed on October 7, 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO Seidman, LLP, served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and has been appointed to serve for the fiscal year ending December 31, 2009.  Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to respond to appropriate questions from shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by BDO Seidman, LLP (“BDO Seidman”) for the fiscal years ended December 31, 2008 and 2007:

		2008	2007

Audit Fees		$250,000	$240,000
Audit Related Fees		0	0
Tax Fees		0	0
All Other Fees – 401(k) & Pension Audits			32,500
All Other Fees – Prior Years’ 401(k) Audit		16,937
	Total	$266,937	$272,500

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditors.  On an annual basis, the Committee will consider and, if appropriate, approve the provision of audit and non-audit services.  Thereafter during the year, the Audit Committee will consider as necessary the provision of any additional audit and non-audit services, which are not encompassed by the annual pre-approval.  The Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by BDO Seidman which are not encompassed by the Audit Committee’s pre-approval, provided that the Chair shall report any decisions to pre-approve such services to the full Committee at its next regular meeting.  There were no non-audit services provided by BDO Seidman during the 2008 fiscal year which required consideration of the compatibility of the provision of such services with BDO Seidman’s independence.

AUDIT COMMITTEE REPORT

In discharging its oversight responsibility as to the audit process, the Committee obtained from the Company’s independent registered public accounting firm, BDO Seidman, LLP, the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO Seidman’s communications with the Audit Committee concerning independence, and has discussed with BDO Seidman its independence.  The Committee also discussed with management and BDO Seidman the quality and adequacy of the Company’s internal control over financial reporting.  The Committee reviewed with BDO Seidman their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with BDO Seidman all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114 (which replaced Statement on Auditing Standards No. 61, as amended) and with and without management present, discussed and reviewed the results of BDO Seidman’s examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2008, with management and with BDO Seidman.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company’s 2008 audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Date:  March 11, 2009

 Richard C. Hitchins, Chairman

 Paul L. Maddock, Jr.

 Dennis S. Hudson III

Proposal 2:

Amendment of Dividend Reinvestment Plan to Increase the Number of Available Shares

Shareholders of the Company are being asked to approve an amendment of the Company’s Dividend Reinvestment Plan (“DRP” or the “Plan”) increasing the number of shares available under the Plan by 100,000 shares. The DRP was initially adopted August 31, 1982 and amended by the Board of Directors on June 15, 2001.  Subject to the approval of the shareholders, the DRP may be amended to increase the number of shares available under the Plan.    The number of shares remaining available under the Plan as of January 2, 2009 was 17,391.  Accordingly, on March 11, 2009, the Board of Directors of the Company approved an amendment to the DRP to increase the number of shares available in the Plan by 100,000 shares, subject to shareholder approval of the amendment.  In the event that shareholder approval is not obtained, the DRP will be terminated when currently available shares are inadequate to continue the Plan.

The purpose of the Plan is to provide the shareholders of the Company with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of the common stock of the Company without payment of any brokerage commissions, service charges or other costs.  The Plan is intended to benefit long-term investors who wish to increase their investment in the common stock.  To the extent that shares are purchased from the Company rather than in the open market, the Plan will assist the Company in raising funds for general corporate purposes.

The following is a summary of the principal features of the DRP.  Shareholders who wish to receive a copy of the DRP can obtain one by writing to Secretary, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.

Administration. The DRP is administered by the American Stock Transfer and Trust Company (the “Plan agent”).

Securities Subject to the DRP. The number of shares of common stock currently reserved for issuance under the DRP is 100,000.  The Board has approved an amendment increasing the number of authorized shares to 200,000, subject to shareholder approval at the Annual Meeting.

Eligibility and Participation. All holders of record of the Company’s common stock are eligible to participate in the Plan.  A beneficial owner of common stock whose shares are registered in a name other than his own must become a shareholder of record by having all or a part of such shares transferred into his own name, or arrange for the holder of record of such shares to enroll in the Plan, in order to participate in the Plan.

Contributions to the Plan.  On a dividend date, the Company will pay to the Plan agent all dividends on each participant’s shares enrolled in the plan.  Each participant may make voluntary cash contributions to the Plan of not less than $25.00 nor more than $2,000 during any single dividend period.  The Plan agent will use the dividends and any cash contributions to purchase shares of the Company’s common stock on behalf of the participant.

Source of Common Stock Purchased Under the Plan. The source of shares of Company common stock to be purchased under the Plan may be authorized but unissued shares, treasury shares or shares purchased in the open market, as determined by the Company’s Board of Directors.  The Plan agent will not exercise any direct or indirect control over the prices or timing of purchases it makes.

Price of Shares Purchased Under the Plan. The price per share of shares of common stock purchases directly from the Company will be the closing price as reported on the NYSE Amex for a share of common stock on the day preceding the relevant investment date.  If no shares were traded on that day, the previous day’s reported closing price will be used.  The price of shares purchased on the open market will be the weighted average cost per share (excluding brokerage commissions) to the Plan agent of such purchases for the applicable dividend date.

Number of Shares Purchased for Each Participant.  The number of shares to be purchased for each participant by the Plan agent will depend on the amount of the dividend received and any voluntary cash payment made, and the price of the shares.  The participant’s account will be credited with the number of whole and fractional shares equal to the amount to be invested divided by the applicable purchase price.  Fractional shares shall be calculated to three (3) decimal places.

When Shares will be Purchased.  Shares of common stock may be purchased at any time but generally not later than five (5) days after the investment date.  Temporary suspension of purchases may occur at any time when, in the judgment of the Plan agent, the purchase of shares would violate any governmental, judicial, securities exchange or National Association of Securities Dealers, Inc. order.  Dividend and voting rights will commence upon settlement of the purchase.  For the purposes of making purchases, the Plan agent will commingle all participants’ funds.

Withdrawals.  A participant may withdraw any number of whole shares held in his or her account by requesting certificates for those shares.  Certificates for the number of whole Plan shares specified will be issued to participants within fifteen (15) days of the signed written request.  Withdrawing some of a participant’s shares will not terminate participation in the Plan.

Termination of Participation. Participants may terminate participation in the Plan at any time by giving written notice of termination to the Plan agent.  Any notice received less than fifteen (15) days prior to a record date shall not be effective until dividends and other accumulated funds, if any, have been invested and credited to the participant’s account.  Within a reasonable time after termination, the Plan agent will deliver a certificate for all whole shares held under the Plan and a check representing any uninvested dividends and voluntary cash contributions to the participant.

Federal Tax Consequences. The following summarizes the principal federal income tax consequences, under current law, of participation in the Plan.  It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject o special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, and foreign persons).  The discussion following is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans.  No ruling, however, has been issued or requested regarding the Plan.  The following is for general information only.

Reinvested Dividends.  Dividends that are reinvested to acquire shares of common stock will be taxable to a participant (including any fractional share), as if the participant received the dividends.  For federal income tax purposes, a participant will have to report the receipt of dividend income equal to the fair market value of the common stock purchased with reinvested dividends.   .

Optional Cash Payments.  The purchase of shares of common stock under the Plan with a participant’s optional cash payments will not be considered a taxable dividend.  The initial tax basis in shares of common stock acquired with an optional cash payment will be the purchase price.  The holding period for shares acquired with optional cash payments under the Plan will begin the day after the purchase date.  A share consisting of fractions shares purchase on different dates will have a split holding period, with the holding period for each fractional component beginning the day after its purchase date.

Receipt of Share Certificates and Cash.  Participants will not realize any income when they receive certificates for whole shares credited to their account under the Plan.  Any cash received for a fractional share held in a participant’s account will be treated as an amount realized on the sale of the fractional share.  Participants, therefore, will recognize gain or loss equal to any difference between the amount of cash received for fractional share and the participant’s tax basis in the fractional share.

The Board of Directors unanimously recommends a vote “FOR”

approval of the amendment to the Dividend Reinvestment Plan.

Proposal 3:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the independent registered public accounting firm of BDO Seidman, LLP to audit the accounts of the Company for the fiscal year ending December 31, 2009.  Although this appointment is not required to be submitted to a vote of our shareholders, the Board of Directors believes it is appropriate to request that shareholders ratify this appointment.  If the shareholders do not ratify the appointment of BDO Seidman, the Audit Committee will investigate the reasons for shareholder rejection and the appointment will be reconsidered by the Audit Committee.

The Board of Directors unanimously recommends a vote “FOR”

ratification of the appointment of BDO Seidman, LLP.

Proposal 4:

Shareholder Proposal

A shareholder proposal has been received by the Company requesting that the Company change director terms from classified terms to annual terms.  Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, telephone 303-355-1199, a stockholder who owns 205.598 shares of the Company’s common stock, has requested that the Company include the following proposal and supporting statement in its Proxy Statement for the 2009 Annual Meeting of Shareholders.  The proposal is set forth verbatim below, for which the Board of Directors and the Company accept no responsibility.  The Board of Directors Statement in Opposition of this proposal is also set forth following the proposal.

If properly presented, this proposal will be voted on at the Annual Meeting.  Voting on this matter would serve only as an advisory vote for the Board to reconsider the classified Board structure.

Resolution

That the shareholders of  FLORIDA PUBLIC UTILITIES COMPANY request its Board of Directors to take the steps necessary to eliminate classification of terms of  the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously–elected Directors.

Statement

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

Xcel Energy, Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc., CenterPoint Energy, Inc., Hess Corporation have adopted this practice and it has been approved by shareholders at C H Energy Group, Inc., Central Vermont Public Service Corporation, Black Hills Corporation, Spectra Energy Corp., and several others, upon presentation of a similar resolution by the proponent during 2008. The proponent is a professional investor who has studied this issue carefully.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Directors Statement in Opposition

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE  FOREGOING SHAREHOLDER PROPOSAL

Our Board of Directors recommends voting AGAINST this proposal because of the following concerns:

•	Board continuity

•	Attracting and retaining capable directors

•	Protecting against inadequate takeover bids

Our Board of Directors and our Nominating and Corporate Governance and Compensation Committees have each given this proposal careful consideration.  Both our Board and the Committees unanimously concluded that the proposal should not be implemented.  The Board and the Committees concluded that the elimination of a classified board was not in the best interests of our Company or our shareholders. Our Nominating and Corporate Governance and Compensation Committees are made up entirely of independent directors.  With only one exception, our Board is made up of independent members.

We operate in a capital intensive industry in which our Company is required to develop long-term plans that involve significant investments in capital assets and long-term plans for the maintenance and upgrading of those long-term capital assets.  Continuity in our Board and stability in planning are essential for us.  A classified board ensures that a majority of our Board will continue from year to year.

Our future success depends in significant part on our ability to attract and retain capable and experienced directors.  An experienced and qualified board will enable us to make fundamental decisions for our Company, execute long-term strategic plans, and augment our Company’s long-term growth opportunities.  Our Board believes that our classified board, with its three year terms, facilitates these goals.  Operating within our classified board structure, we have been able to attract and retain qualified individuals whose skills and knowledge complement those of the incumbent directors.  Three year terms for our directors have helped ensure that our directors obtain a solid historical perspective of our company, its operations and our competitive environment.

A classified board also affords our Company and our shareholders an additional measure of protection against hostile and unsolicited takeover attempts that do not offer the greatest value to all our shareholders.  The existence of a classified board encourages a potential acquirer to negotiate with the board, giving the board additional time and bargaining power to negotiate a transaction that is in the best interests of the shareholders and other constituencies.

Our Board disagrees with the suggestion of the proponent that three year terms for our directors unreasonably reduce accountability for our Board’s actions and decisions.  As fiduciaries, our Board is subject to duties to act in the best interests of our Company and our shareholders.  Our Board’s actions are required by law to meet the fiduciary duty of loyalty and the fiduciary duty of care.  A failure on the part of our Board to meet these fiduciary duties generates consequences for members of the Board that may include personal civil liabilities.  In addition, at the end of their three year terms, our directors must stand for re-election, giving shareholders an opportunity at that time to replace any directors whose services have been unsatisfactory.

The Board is not persuaded by the proponent’s argument that we should abandon our long standing  policy of a classified board simply because ten other companies that he names in his Statement have done so.  Many companies continue to operate with classified boards. In 2008, half of the Standard & Poor’s 1,500 companies operated with classified boards.   Our Board’s view is that each company must make the decision of three or one year board terms in light of the particular company’s circumstances.  For the reasons described above, the Board and the Nominating and Corporate Governance and Compensation Committees each unanimously agree that three year terms make sense for our Company.

Approval of this shareholder proposal would not automatically result in the declassification of the Board.  Rather, it would serve only as an advisory vote for the Board to reconsider the classified board structure.   Elimination of our classified board structure would require an amendment to our Certificate of Reincorporation and, if not approved by two-thirds of the Board of Directors, such amendment would need to be submitted to the shareholders for approval by holders of at least 70% of the Company’s outstanding shares of common stock at a special meeting called by the holders of a majority of the Company’s outstanding common stock.

The Board of Directors unanimously recommends a vote

“AGAINST” the Shareholder Proposal

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Shareholder proposals intended to be presented at our 2010 Annual Meeting of Shareholders must be received by us by December 4, 2009 for inclusion in our proxy statement and form of proxy card for that meeting.

For any nominations of a candidate for election as a director or other business to be properly brought by a stockholder before the annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  Pursuant to our By-Laws, notice must be given not less than ninety (90) days nor more than one hundred and twenty (120) days prior to anniversary of the last annual meeting of stockholders.  For director nominations, the notice must include the information required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934 and such other matters as are specified in our By-Laws.  For other business, the notice must include a description of the proposed business, the reasons therefore, and other matters specified in our By-Laws.  These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act.

COMMUNICATING WITH THE COMPANY’S BOARD OF DIRECTORS

Shareholders can communicate with the members of the Company’s Board of Directors by writing to:  Board of Directors, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.  If a shareholder wishes to communicate with an individual director, the addressee should be the name of such director.  At each Audit Committee meeting, the Secretary delivers to the Chairman of the Audit Committee all communications addressed to the Board of Directors received since the last meeting.

HOUSEHOLDING OF PROXIES

In accordance with SEC rules, the Company and some brokers may satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  Once you have received notice from the Company or your broker that materials will be householded to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company, or at any time request a separate copy of our annual report or proxy statement, by sending a written request to Secretary, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the 2009 Annual Meeting.  If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matter in accordance with their judgment.

ANNUAL MEETING OF SHAREHOLDERS OF

FLORIDA PUBLIC UTILITIES COMPANY

May 12, 2009

Please mark your vote, sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230303000000000000 8 051209

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Ellen Terry Benoit
○ John T. English

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To approve an amendment to the Company's Dividend Reinvestment Plan to increase the number of shares of common stock available in this plan by 100,000 shares.	☐	☐	☐
3. To ratify the appointment of BDO Seidman, LLP as the Company's registered independent public accounting firm for 2009.	☐	☐	☐
4. To approve a shareholder proposal regarding classified board.	☐	☐	☐

The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. The proxy may be revoked prior to its exercise.

In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments and pospontments thereof.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

FLORIDA PUBLIC UTILITIES COMPANY

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John T. English and George M. Bachman, or either one of them with power of substitution in each, proxies to vote all shares of Common Stock of Florida Public Utilities Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of said Company to be held on Tuesday, May 12, 2009, or any adjournment or postponement thereof, as indicated on the reverse side.

The shares represented by this proxy will be voted as directed by the undersigned on the reverse side. If no direction is given, this proxy will be voted in accordance with the recommendations of the Board of Directors on all the proposals referred to on the reverse side.

(Continued, and to be signed and dated on the reverse side.)

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